                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             PRIVATE BUSINESS, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:


                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:


                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:


                  --------------------------------------------------------------

         5)       Total fee paid:


                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:


                  --------------------------------------------------------------

         3)       Filing Party:


                  --------------------------------------------------------------

         4)       Date Filed:


                  --------------------------------------------------------------

                             PRIVATE BUSINESS, INC.
                             9020 OVERLOOK BOULEVARD
                           BRENTWOOD, TENNESSEE 37027


Dear Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Private Business, Inc. (the "Company"), to be held at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee, on May 21, 2002, at 9:00 a.m. (Central Daylight time).

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Michael Berman, Vice President
- General Counsel of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                         Sincerely,

                                         /s/ Thomas L. Black

                                         Thomas L. Black
                                         Chief Executive Officer


Nashville, Tennessee
April 19, 2002

                             PRIVATE BUSINESS, INC.
                             9020 OVERLOOK BOULEVARD
                           BRENTWOOD, TENNESSEE 37027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




To the Stockholders of Private Business, Inc.:

The Annual Meeting of Stockholders of Private Business, Inc., a Tennessee corporation (the "Company"), will be held at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee, at 9:00 a.m. Central Daylight Time, on Tuesday, May 21, 2002 for the following purposes:

         (1) To elect three (3) Class 3 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

         The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about April 19, 2002. Only stockholders of record at the close of business on April 5, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

         We hope very much that you will be able to be with us. The Company's Board of Directors urges all Stockholders of record to exercise their right to vote at the Annual Meeting of Stockholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.

         YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                                         By Order of the Board of Directors

                                         /s/ Thomas L. Black

                                         Thomas L. Black
                                         Chief Executive Officer


Brentwood, Tennessee
April 19, 2002

                             PRIVATE BUSINESS, INC.
                               9020 OVERLOOK BLVD.
                           BRENTWOOD, TENNESSEE 37027

                                 PROXY STATEMENT

         This Proxy Statement and enclosed Proxy are being furnished to stockholders of Private Business, Inc., a Tennessee corporation (together with its subsidiaries "Private Business" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 9:00 a.m. Central Daylight Time on Tuesday, May 21, 2002, at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee and at any adjournments or postponements thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. The persons named as proxies were selected by the Board of Directors of the Company and are executive officers of the Company.

         This Proxy Statement and enclosed Proxy were initially mailed or delivered to stockholders on or about April 19, 2002. The Company's Annual Report, which includes the Company's Annual Report on Form 10-K filed with the Securities Exchange Commission for the fiscal year ended December 31, 2001, is being concurrently mailed or delivered with this Proxy Statement to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material.

         The Company has fixed the close of business on April 5, 2002 as the record date for determining the holders of its common stock, no par value (the "Common Stock") who will be entitled to notice of and to vote at the meeting. On that date, the Company had issued and outstanding 13,966,098 shares of Common Stock and 40,031 Shares of Series B Preferred Stock. Holders of the Company's Common Stock and Series B Preferred Stock are entitled to one vote for each share owned of record. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

         The director nominees will be elected by a plurality of the votes cast of the shares of Common Stock and Series B Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights. There is no appraisal or similar right of dissenters respecting the matters to be voted upon. Any other matters that may be properly submitted to the stockholders will be approved by the affirmative vote of a majority of votes cast of the shares of Common Stock and Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting.

         If properly executed and returned in time for the Annual Meeting, the enclosed Proxy will be voted in accordance with the choices specified thereon. Where a signed Proxy is returned, but no choice is specified, the shares will be voted "for" the election of each Class 3 director nominee and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting. Any stockholder who executes and returns a Proxy may revoke it in writing at any time before it is voted at the Annual Meeting by executing and delivering a later-dated proxy, or by appearing at the meeting and voting in person. If a stockholder returns a proxy and abstains from voting on any matter, the shares represented by such proxy will be considered present for purposes of determining the presence of a quorum at the Annual Meeting and as un-voted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the stockholder has abstained or withheld authority. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

         All directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The Board of Directors of the Company is divided into three classes. The term of the Class 1 directors will expire at the 2003 Annual Meeting of Stockholders, the term of the Class 2 directors will expire at the 2004 Annual Meeting of Stockholders; and the term of the Class 3 directors will expire at this Annual Meeting of Stockholders (and in all cases when their respective successors are duly elected and qualified). At each annual meeting, successors to the class of directors whose term expires at such meeting will be elected to serve for a three-year term and until their successors are duly elected and qualified.

         The Board of Directors proposes that the three nominees indicated below be elected as Class 3 directors to serve for a three-year term and until their successors are duly elected and qualified. Mr. Evans, Mr. Brown and Mr. Ingram are currently Class 3 directors. If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named below and for substitute nominee(s) as the Board may designate, unless the Board has taken prior action to reduce its membership. The proxies will in no event be voted for a greater number of nominees than three.

         During fiscal 2001, the Board of Directors held six meetings and acted by four written consent actions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served. There are two committees of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

INFORMATION ABOUT NOMINEES FOR CLASS 3 DIRECTORS

NAME OF DIRECTOR      AGE                          PRINCIPAL OCCUPATION
----------------      ---                          --------------------
Bruce R. Evans        43            Mr. Evans has served as a director since
                                    August 1998. Since January 2001, he has been
                                    a managing partner of Summit Partners, a
                                    venture capital firm in Boston,
                                    Massachusetts where he has been employed
                                    since 1986. Mr. Evans also serves as a
                                    director of Opnet Technologies, Inc. and
                                    several privately-held companies.

Frank W. Brown        48            Mr. Brown was a director of Towne from March
                                    1998 until the merger, at which time he
                                    became a director of the Company. Mr. Brown
                                    is currently Managing Director of The
                                    Bankers Bank. Previously, he was a principal
                                    with Brown, Burke Capital Partners, Inc., a
                                    provider of financial advisory services to
                                    community-oriented financial institutions
                                    and middle market corporations in connection
                                    with mergers and acquisitions and financing
                                    and a Managing Member of Capital
                                    Appreciation Management Company, L.L.C., an
                                    Atlanta-based merchant banking fund. Mr.
                                    Brown has also worked in various corporate
                                    finance and investment banking positions
                                    with Bankers Trust Company, The First Boston
                                    Corporation and The Robinson-Humphrey
                                    Company.

David B. Ingram       39            Mr. Ingram became a director of the Company
                                    in October 2001. Mr. Ingram is currently the
                                    Chairman and President of Ingram
                                    Entertainment Inc., a distributor of videos,
                                    DVDs and video games, a position he has held
                                    since April 1996. He joined Ingram
                                    Entertainment Inc. in July 1991, where he
                                    held a variety of positions before being
                                    named President in August 1994. He is also a
                                    member of the Montgomery Bell Academy Board
                                    of Trustees (Nashville), the Private
                                    Business Board of Directors, and the
                                    Balentine & Company Advisory Board. He is
                                    also Chairman of the Investment Committee
                                    for the Tennessee Golf Foundation, Chairman
                                    of the Vanderbilt Owen School Capital
                                    Campaign Steering Committee, and is a member
                                    of the AmSouth Bank Community Advisory
                                    Board. Mr. Ingram is a former board member
                                    of Buy.com, Ingram Micro, and the Video
                                    Software Dealers Association.

INFORMATION ABOUT CONTINUING DIRECTORS - CLASS 1 (TERM ENDING 2003)

NAME OF DIRECTOR         AGE                     PRINCIPAL OCCUPATION
----------------         ---                     --------------------
Thomas L. Black          50         Mr. Black co-founded Private Business in
                                    1991 and has served as a director since that
                                    time and has served as President and Chief
                                    Executive Officer since February 2001. Prior
                                    to joining Private Business, Inc., Mr. Black
                                    served as Chief Executive Officer of Imagic
                                    Corporation, a Nashville-based check imaging
                                    software company, and Tecniflex, Inc., a
                                    check processing equipment maintenance and
                                    servicing company. He had previously served
                                    as Chief Executive Officer of Private
                                    Business, Inc. from 1991 until 1995, prior
                                    to the company's initial public offering.

Glenn W. Sturm           48         Mr. Sturm was a director of Towne from 1996
                                    until the merger, at which time he became a
                                    director or the Company. Mr. Sturm has been
                                    a partner in the law firm of Nelson Mullins
                                    Riley & Scarborough, L.L.P. since 1992, and
                                    he presently serves as a member of its
                                    executive committee. Mr. Sturm served as
                                    chief executive officer of Netzee, Inc., a
                                    provider of a suite of Internet-based
                                    products and services to financial
                                    institutions from its inception in 1999
                                    until October 2000. Mr. Sturm also serves as
                                    a director of The InterCept Group, Inc., a
                                    provider of technology products and services
                                    to financial institutions.

Gregory S. Daily         42         Mr. Daily became a director in August 2001.
                                    Mr. Daily is the former President of PMT
                                    Services, Inc., a company he co-founded in
                                    1984 that markets electronic credit card
                                    authorization and payment systems. After PMT
                                    merged with NOVA Corporation in 1998, he
                                    served as a Vice Chairman of NOVA from 1998
                                    until 2001. His current business
                                    involvements include iPayment Technologies,
                                    Inc., Century II, and Cumberland Swan. He
                                    currently serves on the boards of Paylinx,
                                    Retriever Payment Systems, and Technology
                                    Funding Alliance.

INFORMATION ABOUT CONTINUING DIRECTORS - CLASS 2 (TERM ENDING 2004)

NAME OF DIRECTOR         AGE                     PRINCIPAL OCCUPATION
----------------         ---                     --------------------
Brian J. Conway          43         Mr. Conway has served as a director since
                                    August 1998. He has been a managing director
                                    or partner of TA Associates, Inc., a private
                                    equity investment firm in Boston,
                                    Massachusetts, or its predecessor since
                                    1988, and was an associate at the firm from
                                    1984 through 1988. He is a director of
                                    several privately-held companies.

William B. King          57         Mr. King co-founded Private Business in 1991
                                    and has served as Chairman of the Board
                                    since that time. In 1970, he co-founded
                                    Madison Financial Corporation, a provider of
                                    marketing products and services to community
                                    banks. Mr. King sold Madison Financial
                                    Corporation in 1986 and served as Chairman
                                    of the Board of its successor, FISI*Madison
                                    Financial Corporation, from 1986 to 1995.
                                    Mr. King is a private investor, and he has
                                    served as a major shareholder, director,
                                    and/or chairman of a number of
                                    privately-held companies during the past
                                    five years. He currently serves on the
                                    boards of Tecniflex, Inc., Board Member,
                                    Inc., StrategyCorps LLC, Journal
                                    Communications, InfoAdvantage, Inc. and
                                    Ingram Entertainment Corporation.

Richardson M. Roberts    44         Mr. Roberts was a director of Towne from May
                                    1999 until the merger, at which time he
                                    became a director of the Company. From
                                    September 1998 until June 1999, he was vice
                                    chairman of the board of directors of Nova
                                    Corporation, a publicly-traded provider of
                                    transaction processing services, related
                                    software application products and
                                    value-added services primarily to
                                    small-to-medium sized merchants. Mr. Roberts
                                    served with PMT Services, a publicly-traded
                                    marketer of electronic credit card
                                    authorization and payment systems, from 1984
                                    to December 1998, most recently as its chief
                                    executive officer. Mr. Roberts is also a
                                    principal investor in Cheyenne
                                    Environmental, Capital Cash, and Magic
                                    Springs Theme Park. He currently serves on
                                    the board of the Tennessee State Museum.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors currently has two committees: the audit committee and the compensation committee. The compensation committee makes recommendations concerning salaries and incentive compensation for executives of the Company. The compensation committee consists of Messrs. King , Evans, Ingram and Roberts. The compensation committee met two times during fiscal 2001. The audit committee reviews the Company's quarterly reports and reviews and approves the annual report of the Company's independent auditors. Messrs. Conway, Daily, Sturm and Brown currently serve on the audit committee. Mr. Gary W. Cage and Mr. Fred Goad served on the audit committee until they resigned from the board in April 2001 and August 2001 respectively. The audit committee met four times during fiscal 2001.

DIRECTOR COMPENSATION

         Non-employee directors receive $1,000 cash compensation for each board meeting they attend. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. No non-employee directors received stock option grants during the 2001 fiscal year. Beginning in fiscal year 2002, all non-employee directors will receive options to purchase 8,000 shares of common stock at the fair market value of the stock on the date of the grant. Also, any new director joining the Company's board in 2002 or thereafter will receive options to purchase 10,000 shares of common stock at the fair market value of the stock on the date of the grant. Mr. Black, Private Business's only employee director, received his stock option grants for his service as an employee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED NOMINEES TO THE CLASS 3 DIRECTORS. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST ON PROPOSAL 1, IN PERSON OR BY PROXY, IS NECESSARY FOR THE ELECTION OF THE NOMINEES NAMED HEREIN TO BE DIRECTORS OF THE COMPANY.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Private Business is authorized to issue 33,333,333 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2002, there were 13,965,909 shares of common stock and 40,031 shares of Series B Preferred Stock issued and outstanding. The following table sets forth as of March 31, 2002 information with respect to the beneficial ownership of our outstanding common stock by (i) each director of Private Business, (ii) each executive officer named in the Summary Compensation Table herein, (iii) all directors and executive officers as a group, and (iv) each stockholder known by Private Business to be the beneficial owner of more than 5% of its outstanding common stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent such power may be shared with a spouse.

                                                                    Shares
                                                             Beneficially Owned(1)
                                                            -----------------------
Name                                                         Number         Percent
----                                                        ---------       -------
Summit Partners (2)(3)                                      1,475,763         10.6
TA Associates Group (2)(4)                                  1,475,763         10.6
Gregory A. Thurman (5)                                        987,837          7.1
William B. King                                               455,242          3.3
Thomas L. Black (6)                                         1,270,194          8.9
Henry M. Baroco (7)                                           452,750          3.2
Gerard M. Hayden, Jr. (8)                                      12,499            *
Joseph P. Mooney (9)                                           36,656            *
Peter S. Scully (10)                                           31,783            *
Kevin M. McNamara (11)                                        263,276          1.9
Fred P. Read (12)                                              31,754            *
Frank W. Brown (13)                                            28,969            *
Brian J. Conway (4)                                         1,475,763         10.6
Gregory S. Daily                                              254,212          1.8
Bruce R. Evans (3)                                          1,475,763         10.6
David B. Ingram (14)                                           27,333            *
Richardson M. Roberts (15)                                     16,459            *
Glenn W. Sturm (16)                                            70,510            *
All directors and executive officers as a group (13
  persons) (17)                                             5,608,133         38.3

----------------
 *       Less than 1%

(1) The percentages shown are based on 13,956,909 shares of Common Stock outstanding on March 31, 2002. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), shares of Common Stock which a person has the right to acquire pursuant to the exercise of stock options and warrants held by such holder that are exercisable within sixty (60) days of such date are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) The address for Summit Partners is care of Summit Ventures V, L.P. at 600 Atlantic Avenue, Suite 2800, Boston, MA 02210. The address for TA Associates Group is 125 High Street Tower, Suite 2500, Boston, MA 02110.

(3) Includes 1,143,107 shares held by Summit Ventures V, L.P., 191,144 shares held by Summit V Companion Fund, L.P., 76,457 shares held by Summit V Advisors Fund (QP), L.P., 23,364 shares held by Summit V Advisors Fund, L.P., and 41,691 shares held by Summit Investors III, L.P. Mr. Evans is a general partner of Summit Investors III, L.P. and is a member of Summit Partners, LLC, which is the general partner of Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P., and Summit V Advisors Fund, L.P. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4) Includes 1,122,362 shares owned by TA/Advent VIII, L.P.; 308,805 shares owned by Advent Atlantic & Pacific III L.P.; 22,168 shares owned by TA Executives Fund LLC; 22,428 shares owned by TA Investors LLC. TA/Advent VIII, Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of TA/Advent VIII, L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners. TA Associates, Inc. is the general partner of TA Associates AAP III Partners, L.P. and the manager of each of TA Associates VIII, LLC, TA Executives Fund, LLC, and TA Investors, LLC is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships. Individually no shareholder, director, or officer of TA Associates, Inc. is deemed to have or share voting and investment power. Principals and employees of TA Associates, Inc. (including Mr. Conway, a Director of Private Business) comprise the members of TA Investors LLC. Mr. Conway has a pecuniary interest in 3,632 shares held by TA Investors, LLC.

(5) Includes 75,007 shares held by The Joshua P. Thurman 1999 Trust and 75,008 shares held by the Whitney Thurman 1999 Trust.

(6)      Includes options to purchase 227,082 shares of common stock.

(7)      Includes options to purchase 351,847 shares of common stock.

(8) The amount shown consists of options to purchase shares of common stock. This individual does not own any shares of common stock.

(9)      Includes options to purchase 36,323 shares of common stock.

(10)     Includes options to purchase 27,606 shares of common stock.

(11)     Includes options to purchase 236,206 shares of common stock.

(12)     Includes options to purchase 28,638 shares of common stock.

(13) Includes options to purchase 7,828 shares of common stock and 4,409 shares owned jointly with his spouse.

(14) Includes 333 shares owned by Ingram Capital Inc., an entity controlled by Mr. Ingram.

(15)     Includes options to purchase 9,190 shares of common stock.

(16)     Includes options to purchase 6,010 shares of common stock.

(17)     Includes options to purchase 678,385 shares of common stock.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2002.

             NAME                      AGE                         POSITIONS
--------------------------------       ---        -------------------------------------------------
Thomas L. Black.................        50        Chief Executive Officer

Henry M. Baroco.................        58        Chief Operating Officer

Gerard M. Hayden, Jr. ..........        47        Chief Financial Officer

Joseph P. Mooney................        33        Chief Sales Officer

Peter S. Scully ................        45        President of Private Business Insurance Inc. and
                                                  President and Chief Executive Officer of RMSA

         Thomas L. Black currently serves as Chief Executive Officer of Private Business, a position he assumed on February 1, 2001. Mr. Black co-founded Private Business in 1991 and has served as a Director since that time. Mr. Black served as Chief Executive Officer of Private Business from 1991 until 1995. Mr. Black has served as Chief Executive Officer of Imagic Corporation, Nashville, Tennessee, a check imaging software company, since 1997, and as Chief Executive Officer of Tecniflex Inc. in Republic, Missouri, a check processing equipment maintenance and servicing company, since 1999.

         Henry M. Baroco became Chief Operating Officer of Private Business in 2001 after its merger with Towne Services, where he served as President and Chief Operating Officer. Prior to joining Towne, Mr. Baroco was Senior Vice President and General Manager of the vendor finance division of CIT Industrial Finance, and had also served as Senior Vice President of Sales and Marketing for Norwest Equipment Finance. Mr. Baroco also has more than 19 years of experience with GE Capital, where he last served as National Sales Manager of its Vendor Finance business.

         Gerard M. Hayden, Jr. joined Private Business in November 2001 as Chief Financial Officer. Prior to joining Private Business, Mr. Hayden served as Executive Vice President and Chief Financial Officer of Covation from 1998 until 2001. Covation is a managed care application service provider financed by Bank of America and Andersen Consulting. Previously, Mr. Hayden has held Chief Financial Officer positions with Meridian Occupational Healthcare Associates, Inc., ENVOY (now part of WebMD, NASDAQ: HLTH), Allied Clinical Laboratories, Inc., and Lincoln National/Peak Health Plan.

         Joseph P. Mooney joined Private Business in 1998 and currently serves as Chief Sales Officer. Mr. Mooney was Vice President/Regional Manager - Business Development until becoming Chief Sales Officer in January 2000. Prior to joining Private Business, Mr. Mooney served as Director of Sales for Cardinal Health, Inc. from 1996 to 1998. From 1993 to 1996, Mr. Mooney was in several management and sales positions with Alcon Laboratories, Inc.

         Peter S. Scully joined Private Business in 1994 and currently serves as President of Private Business Insurance, Inc., a wholly owned subsidiary of Private Business, Inc. and President and Chief Executive Officer of the Company's retail inventory management services subsidiary, RMSA (Retail Merchandising Service Automation). Mr. Scully was a Vice President/Regional Manager - Business Development from 1996 to 1998, becoming a Senior Vice President in 1998. He held that position until 2000 when he became President of PB insurance. Mr. Scully also became President and Chief Executive Officer of RMSA effective January 1, 2002. Prior to joining Private Business, Mr. Scully was a management consultant with Price Waterhouse.

                             EXECUTIVE COMPENSATION

       The following table provides information as to annual, long-term or other compensation earned during fiscal years ended December 31, 2001, 2000 and 1999 by the Company's Chief Executive Officers and the persons who, at December 31, 2001, were the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                                                 LONG-TERM
                                                                                                                COMPENSATION
                                                                                                                   AWARDS
                                                                             ANNUAL COMPENSATION                ------------
                                                            ------------------------------------------------     SECURITIES
                                                                                               OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR        SALARY           BONUS          COMPENSATION(1)     OPTIONS/(#)
---------------------------                      ----       ---------        -------         ---------------    ------------
Thomas L. Black(2)                               2001       159,771(3)       220,000               2,616             333,333
     Chief Executive Officer                     2000           N/A              N/A                 N/A                 N/A
                                                 1999           N/A              N/A                 N/A                 N/A

Kevin M. McNamara(2)                             2001        35,000          105,000             332,036(4)          100,000
     Chief Executive Officer                     2000       210,000               --                  --              13,333
                                                 1999        85,000           50,000                  --             333,333

Henry M. Baroco                                  2001        82,932           70,000             144,402(5)          200,000
     Chief Operating Officer                     2000           N/A              N/A                 N/A                 N/A
                                                 1999           N/A              N/A                 N/A                 N/A

Joseph P. Mooney                                 2001       193,333           80,000               3,393              33,333
     Chief Sales Officer                         2000       160,000           50,000              71,230(6)           25,000
                                                 1999       112,342           30,000                  --                  --

Peter S. Scully,                                 2001       168,083           60,000              49,306(6)           13,333
     President, Private Business Insurance       2000       140,000           25,000              16,885(6)           11,666
     and President and CEO of RMSA               1999       100,000           65,000                  --               6,333

Fred P. Read(7)                                  2001       135,000           35,000               6,966              13,333
     Chief Financial Officer                     2000       100,000           25,000                  --               5,200
                                                 1999        95,000           25,000                  --               8,133

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by these executive officers which are available generally to all salaried employees of Private Business and perquisites and other personal benefits received by these executive officers, which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) On February 1, 2001, Thomas L. Black replaced Mr. McNamara as the Company's Chief Executive Officer. Mr. McNamara remained with Private Business in an advisory capacity until November 30, 2001.

(3) In 2001, Mr. Black opted to receive his salary in the form of stock. This amount represents the grossed up fair market value of the 43,608 shares of common stock Mr. Black received in lieu of cash compensation.

(4) This amount represents severance and other miscellaneous taxable fringe benefits paid to Mr. McNamara.

(5) This amount represents taxable fringe benefits for a company owned car given to Mr. Baroco and for a loan that was forgiven by Towne prior to the merger in consideration for Mr. Baroco's entering into a new employment agreement that reduced the term of the agreement from three years to two years and reduced the period for which insurance benefits would be provided from until death to until age 65.

(6)      These amounts represent relocation expenses paid by Private Business.

(7) Mr. Read resigned from the Company effective December 31, 2001. Option Grants. The tables below provides certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company's Stock Option Plan during the year ended December 31, 2001.

         Option Grants. The tables below provides certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company's Stock Option Plan during the year ended December 31, 2001.

Options/SAR Grants in Last Fiscal Year

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                          ANNUAL RATE OF
                       NUMBER OF       PERCENT OF                                                         STOCK PRICE
                       SECURITIES     TOTAL OPTIONS/      EXERCISE       MARKET                          APPRECIATION FOR
                       UNDERLYING     SARS GRANTED        OR BASE       PRICE ON                          OPTIONS TERM(2)
                        OPTIONS       TO EMPLOYEES         PRICE         DATE OF       EXPIRATION     --------------------
    NAME               GRANTED(1)   IN FISCAL YEAR(1)    ($/SHARE)       GRANT            DATE           5%          10%
    ----              ------------  ------------------   ---------      --------       -----------    ---------    -------
Thomas L. Black        166,667(3)         8.7%            $ 3.000        $2.010           8/12/11        45,680    368,904
                        83,333(4)         4.3%            $12.000        $2.010           8/12/11             0          0
                        83,333(4)         4.3%            $18.000        $2.010           8/12/11             0          0

Kevin M. McNamara(5)   100,000(6)         5.2%            $ 3.750        $3.750           1/31/11       235,835    597,653

Henry Baroco           200,000(7)        10.4%            $ 2.070        $2.070           9/06/11       260,362    659,809
                         3,180(8)         0.2%            $ 2.200        $2.200           2/15/06         1,933      4,271

Joseph P. Mooney        33,333(4)         1.7%            $ 2.718        $2.718           3/06/11        56,977    144,392

Peter S. Scully         13,333(4)         0.7%            $ 2.718        $2.718           3/06/11        22,791     57,756

Fred P. Read(9)          3,333(4)         0.2%            $ 2.718        $2.718           3/06/11         5,697     14,438
                        10,000(3)         0.5%            $ 1.550        $1.550           9/30/11         9,748     24,703

(1) The percent of total options granted was calculated based on a total of 1,921,103 options granted during the fiscal year, which includes 963,436 options granted in connection with the merger to replace existing Towne options.

(2) The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

(3)      These options vested immediately upon date of grant.

(4)      These options vest 1/48th per month from the date of grant.

(5) Mr. McNamara resigned as Chief Executive Officer of Private Business Effective February 1, 2001

(6) 66,667 of these options vest 1/12th per month from February 2001 and 33,333 of these options vest 1/6th per month from July 2001.

(7) 100,000 of these options vested immediately upon date of grant and the remaining 100,000 vest 1/48th per month from the date of grant.

(8)      These options vest one year from the date of grant.

(9) Mr. Read resigned as Chief Financial Officer of Private Business effective December 31, 2001

         Option Exercise and Values. The table below provides information as to exercise of options by The Named Executive Officers during the 2001 fiscal year under the option plans and the year-end value of unexercised options.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                  NUMBER OF                        UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                  SECURITIES                            OPTIONS/SARS                   IN-THE-MONEY OPTIONS
                                  UNDERLYING                         AT FISCAL YEAR-END              AT FISCAL YEAR-END($)(1)
                                   OPTIONS          VALUE      -------------------------------     ---------------------------
       NAME                      EXERCISED(#)     REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
       ----                      ------------     ---------     -----------      -------------     -----------   -------------
       Thomas L. Black                0              N/A           201,387          131,946                 0          0

       Kevin M. McNamara(2)           0              N/A           225,094           11,111                 0          0

       Henry Baroco                   0              N/A           336,585          131,195                 0          0

       Joseph P. Mooney               0              N/A            22,316           44,186                 0          0

       Peter S. Scully                0              N/A            19,540           21,630                17          0

       Fred P. Read(3)                0              N/A            28,638            9,727               503          0

(1) This amount represents the aggregate of the number of "in-the-money" options multiplied by the difference between $1.60, the fair market value of the Common Stock at December 31, 2001, and the exercise price for that option. Options are classified as "in-the-money" if the market value of the underlying common stock exceeds the exercise price of the option. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

(2) Mr. McNamara resigned as Chief Executive Officer of Private Business Effective February 1, 2001.

(3) Mr. Read resigned as Chief Financial Officer of Private Business effective December 31, 2001.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENT

Kevin McNamara

         Effective October 31, 1999, Private Business entered into an Executive Employment Agreement with Mr. McNamara as Private Business's Chief Executive Officer that was subsequently superceded by an Amended and Restated Executive Employment Agreement, also effective October 31, 1999. Mr. McNamara's agreement provides for an annual base salary of not less than $210,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. The employment agreement provides that Mr. McNamara will be appointed to Private Business's board of directors and has an initial term of two years, subject to automatic annual renewals absent prior notice from either party. Mr. McNamara received a $50,000 additional payment upon execution of the employment agreement.

         The employment agreement further provides for the grant to Mr. McNamara of options to acquire 166,666 shares of Private Business's common stock at an exercise price equal to the closing trading price on October 29, 1999 (multiplied times three to reflect the one-for-three stock split), of $6.375; an additional 83,333 shares at an exercise price of $24.00 per share; and an additional 83,333 shares at an exercise price of $36.00 per share. These options vest over three years at the rate of 1/36th per month and constitute incentive stock options to the extent eligible under applicable tax laws, and, with respect to any excess, nonqualified stock options.

         The employment agreement provides for various payments to Mr. McNamara upon cessation of employment, depending on the circumstances. If Private Business terminates Mr. McNamara's employment for

"Cause" or if he resigns prior to a "Change in Control" (other than due to an uncured material breach by Private Business), Mr. McNamara will receive his pro rata base salary and perquisites to the date of termination. If Mr. McNamara dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

         If, prior to an "Initial Change in Control Event," Private Business terminates Mr. McNamara's employment due to a "Discharge Event," or he resigns based on an uncured material breach by Private Business, then Mr. McNamara will receive a lump sum payment equal to his base salary and "Average Bonus." If prior to an "Initial Change in Control Event" Private Business terminates his employment without "Cause" and without a "Discharge Event," Mr. McNamara will receive the greater of (i) his base salary and "Average Bonus" or (ii) his base salary and standard incentive bonus for the remainder of the unexpired term of the employment agreement.

         If after an "Initial Change in Control Event," Private Business terminates Mr. McNamara's employment other than for "Cause," death or disability, or if Mr. McNamara voluntarily resigns for any reason other than his death or disability, then the agreement generally provides that Private Business will pay Mr. McNamara a lump sum termination payment of twice his base salary and his "Average Bonus."

         The employment agreement provides certain time periods for the exercise of Mr. McNamara's options should his employment cease, which are generally more favorable after a "Change in Control." All options granted to Mr. McNamara immediately vest and become exercisable upon a Change in Control, and are extinguished should he be terminated for "Cause."

         The employment agreement indemnifies Mr. McNamara for excise taxes imposed upon him based on his receipt of any "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code. Mr. McNamara agreed in the employment agreement not to compete within the continental United States with the "Business Activities" of Private Business during the term of his employment and the following two years, nor to solicit Private Business's employees during such period for employment elsewhere.

         On February 1, 2001, Mr. McNamara and Private Business entered into a Mutual Separation Agreement With Waiver and Release of All Claims. This agreement provided for the termination of Mr. McNamara's employment agreement, the waiver of any claims between the parties, and a severance payment of $315,000. Furthermore, the agreement provides that all of Mr. McNamara's vested options to purchase shares of Private Business common stock shall continue to be exercisable for a period of two years from February 1, 2001.

Tom Black

         Effective February 1, 2001, Private Business entered into an Executive Employment Agreement with Mr. Black as Private Business's Chief Executive Officer. Mr. Black's agreement provides for an annual base salary of not less than $210,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. Mr. Black may elect to take all or a portion of his base salary and bonus in the form of cash or common stock of Private Business. For fiscal 2001, Mr. Black elected to take his base salary in the form of common stock. As a result, Mr. Black received 43,608 shares of Common Stock. The employment agreement provides that Mr. Black will serve as a member of Private Business's board of directors and shall be nominated for re-election as a director at the Company's annual meeting.

         The employment agreement further provides for the grant to Mr. Black of options to acquire 333,333 shares of Private Business's common stock, of which 166,667 shall vest immediately upon grant and the remaining 166,666 vest ratably over a four year period. The 166,667 options that vest immediately have an exercise price of $3.00 per share; 83,333 options have an exercise price of $12.00 per share; and 83,333 options have an exercise price of $18.00 per share. These options constitute incentive stock options to the extent eligible under applicable tax laws, and, with respect to any excess, nonqualified stock options.

         The employment agreement provides for various payments to Mr. Black upon cessation of employment, depending on the circumstances. If Private Business terminates Mr. Black's employment for "Cause" or if he resigns prior to a "Change in Control" (other than due to a "Constructive Discharge"), Mr. Black will receive his pro rata base salary and perquisites to the date of termination. If Mr. Black dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

         If, prior to an "Initial Change in Control Event," Private Business terminates Mr. Black's employment due to a "Discharge Event," or if his employment ceases due to a "Constructive Discharge," then Mr. Black will receive a lump sum payment equal to his base salary and "Average Bonus." If prior to an "Initial Change in Control Event" Private Business terminates his employment without "Cause" (other than due to a "Constructive Discharge") and without a "Discharge Event," Mr. Black will receive a lump sum payment equal to two times his base salary and "Average Bonus."

         If after an "Initial Change in Control Event," Private Business terminates Mr. Black's employment other than for "Cause," death or disability, or if Mr. Black voluntarily resigns for any reason other than his death or disability, then the agreement generally provides that Private Business will pay Mr. Black a lump sum termination payment of one to two times his base salary and his "Average Bonus," depending on certain factors such as the Company's stock price as of the date of the "Initial Change of Control Event."

         The employment agreement provides certain time periods for the exercise of Mr. Black's options should his employment cease, which are generally more favorable after a "Change in Control." All options granted to Mr. Black immediately vest and become exercisable upon a Change in Control, and are extinguished should he be terminated for "Cause."

         Mr. Black agreed in the employment agreement not to compete within the continental United States with the "Business Activities" of Private Business during the term of his employment and the following two years, nor to solicit Private Business's employees during such period for employment elsewhere.

Henry Baroco

         Effective upon the consummation of the merger, Private Business entered into an Executive Employment Agreement with Mr. Baroco as Private Business's Chief Operating Officer. Mr. Baroco's agreement provides for an annual base salary of not less than $225,000 and an annual incentive cash bonus of up to 100% of his base salary upon achievement of certain performance criteria to be established from time to time. The employment agreement has an initial term from the effective date of the merger until January 1, 2002, subject to automatic annual renewals absent prior notice from either party.

         Mr. Baroco's employment agreement further provides for the grant to Mr. Baroco of options to acquire 200,000 shares of Private Business's common stock at an exercise price equal to the closing trading price on the effective date of the merger. One half of this initial option grant vested on December 31, 2001. The remaining one half of the option grant vest 1/48th per month beginning on the date of the merger and for each month thereafter that Mr. Baroco continues to be employed by Private Business.

         The employment agreement provides for various payments to Mr. Baroco upon cessation of employment, depending on the circumstances. If Mr. Baroco is terminated for "Cause" at any time, he will receive his pro rata base salary and perquisites to the date of termination. If Mr. Baroco dies or becomes disabled during his term of employment, he will receive his pro rata base salary, perquisites and incentive bonus to the date of termination or resignation.

         If Mr. Baroco resigns after January 1, 2002 or if he is terminated by Private Business without "Cause" at any time, then Mr. Baroco will receive $930,000, payable in equal 1/24th monthly payments over a term of two years. Furthermore, any of Mr. Baroco's vested options will remain exercisable for the remainder of their stated term and Mr. Baroco will continue to receive life and health insurance benefits until Mr. Baroco reaches the age 65, and his wife will continue to receive life and health insurance benefits until she reaches age 65.

                          COMPENSATION COMMITTEE REPORT

Compensation Policy

         The compensation committee of Private Business's board of directors intends to make Private Business's executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of Private Business's Common Stock. The compensation committee also seeks to control Private Business's fixed costs and to enhance Private Business's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving company and individual performance goals. In establishing Private Business's compensation policies, the compensation committee also considers information regarding levels and practices at other companies in related industries that are comparable to Private Business.

         Although the compensation committee does not establish specific targets for compensation of Private Business's executive officers relative to executive officers at comparable companies, the compensation committee believes that the compensation for Private Business's executive officers generally falls in the median range of executive compensation for such comparable companies.

Executive Officer Compensation

         The annual compensation package of executive officers of Private Business provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to company performance and individual performance. Private Business also provides long-term equity based compensation generally through participation in the 1994 Stock Option Plan and 1999 Stock Option Plan. This assures that key management employees have a meaningful stake in Private Business, the ultimate value of which is dependent on Private Business's long-term stock price appreciation, and that the interests of executive officers are aligned with those of Private Business's shareholders.

         Base Salary. Executive officers' base salaries reflect their positions and experience. Annual base salary increases for executive officers are established as a result of an analysis of each executive's individual performance during the prior year, the overall performance of Private Business during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. Private Business believes that current executive officer salaries are competitive with comparable companies.

         Annual Bonus. To control fixed salary costs and reward annual performance, Private Business pays annual bonuses to executive officers for achieving company and individual performance goals. In setting annual bonus awards, the compensation committee considers, among other factors, Private Business's revenue growth, the development and expansion of its business, improvement of management structures, and general management objectives. Actual awards are recommended by the Chief Executive Officer and approved by the compensation committee based on its assessment of each executive's individual performance and responsibility for Private Business's financial and business condition.

         Stock Options. The 1994 Stock Option Plan and 1999 Stock Option Plan permit grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four-year period, and expire after 10 years. Non-qualified stock options are granted with an exercise price established by the board of directors, vest from immediately after the date of grant up to four years after the date of grant and expire after 10 years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in Private Business. In determining the actual size of stock option awards under the Stock Option Plans, the compensation committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance, and Private Business's performance.

Compensation of the Chief Executive Officer

         Mr. Kevin M. McNamara was the Chief Executive Officer until January 31, 2001. On February 1, 2001, Thomas L. Black replaced Mr. McNamara as Private Business's Chief Executive Officer. Both Mr. McNamara and Mr. Black had employment agreements with the Company, both of which are described under the heading "Employment Agreements." The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Private Business as well as provide a compensation level and structure necessary to obtain an executive with Mr. McNamara's and Mr. Black's experience and credentials. Mr. Black's employment agreement provided for an annual salary of $210,000 in fiscal year 2001 and a bonus in the amount of up to 100% of his base salary upon achievement of certain performance targets established by the board of directors.

Tax Regulations

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the 2002 fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

         The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Private Business.

                               The members of the compensation committee


                               Mr. William B. King
                               Mr. Bruce R. Evans
                               Mr. David B. Ingram
                               Mr. Richardson M. Roberts

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's compensation committee is currently composed of Mr. Evans and Mr. King. No executive officer of the Company serves as a member of the compensation committee or as a director of any other entity whose executive officer(s) serves as a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Lease Agreements. On October 27, 1997, Private Business leased a building containing approximately 6,740 square feet of property in Franklin, Tennessee from Madison Land Company, a company which is co-owned by Mr. King, one of our directors. Private Business used this building for its electronic commerce operations. Total rent paid to Madison Land Co. was approximately $43,000 and $79,000 for 2000 and 1999, respectively. The lease with Madison Land Co. expired on April 1, 2000 and was not renewed. Private Business believes this lease was on terms as favorable to us as we could have obtained in an arms-length negotiation with unaffiliated third parties.

         In September 2001, the Company began leasing some of its office space to Tecniflex, Inc. which is primarily owned by Mr. King, one of our directors and Mr. Black, our Chief Executive Officer and a director. The lease is for eight months and expires on April 30, 2002. The rent income for 2001 totaled $39,000.

         Administrative Support Agreements. Private Business has, in the past, provided various management and administrative functions for Board Member, Inc., Magellan Corp., Madison Land Company, Maryland Farms Land, LLC, Maryland Farms South, LLC, Private Business Partners, Inc., Careers, Inc., Imagic Corporation, Discount Brokerage Services, Inc. and Senior Achievement. These companies are owned or partially owned by various stockholders of Private Business. The services that were provided included provision of general accounting as well as allowing employees to participate in our benefits programs. The companies paid for these services based upon their actual use of the services and in 1999 paid an aggregate of $34,945 for such services. All of these arrangements have been terminated.

         Legal Fees. During the year ended December 31, 2001, the Company paid fees of approximately $119,000 for legal services to a law firm in which Mr. Sturm, one of our directors is a partner.

         Communication Services. During the year ended December 31, 2001, the Company paid fees of approximately $44,000 for communication services to The InterCept Group, Inc., of which Mr. Sturm, one of our directors is a director.

RELATED PARTY TRANSACTION POLICY

         Private Business has a policy that any transactions between Private Business and its officers, directors and affiliates will be on terms as favorable to Private Business as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of our outside directors or will be consistent with policies approved by such outside directors.

                             AUDIT COMMITTEE REPORT

         The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Private Business. Among other things, the audit committee reviews and discusses with management and with Private Business's outside auditors the results of the year-end audit of Private Business, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are "independent" directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) of the NASD's listing standards. The board has adopted a written charter of the audit committee.

         As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity and generally accepted accounting principles.

         In connection with its review of Private Business's audited financial statements for the fiscal year ended December 31, 2001, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from Arthur Andersen LLP ("Andersen") required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), as currently in effect and discussed with Andersen their independence from Private Business. The audit committee has determined that the provision of non-audit services rendered by Andersen to Private Business is compatible with maintaining the independence of Andersen from Private Business, but the audit committee will periodically review the non-audit services rendered by Andersen.

         The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

          Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Private Business's board of directors that the audited financial statements be included in Private Business's annual report on Form 10-K for its fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          The Members of the Audit Committee


                                          Mr. Brian J. Conway
                                          Mr. Gregory S. Daily
                                          Mr. Glenn W. Sturm
                                          Mr. Frank W. Brown

                           FEES TO ARTHUR ANDERSEN LLP

         For the fiscal year ended December 31, 2001, the total fees paid to our auditors, Andersen, were as follows:

Audit Fee.

         For professional services rendered by Andersen for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year, the Company was billed aggregate fees of approximately $157,000.

Financial Information Systems Design and Implementation Fees.

         For the year ended December 31, 2001, Andersen did not render professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees.

         For the year ended December 31, 2001, for all other services rendered by Andersen, which included $384,000 for tax advisory services, $6,500 for assurance advisory and consultation services in relation to the Company's preparation and filing of its 2001 Form 10-K and 10-K/A, $23,000 for audit services in relation to the Company's 401(K) Savings Plans, and Employee Stock Option Plan, and $61,000 for services in connection with the Towne merger and SEC filings related thereto, the Company was billed aggregate fees of approximately $474,500.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP served as the Company's Independent Public Accountants for the 2001 fiscal year. A representative of Andersen will attend the meeting, will have an opportunity to make a statement and will answer appropriate questions from our stockholders. Given the recent events affecting Andersen, the Company's Board of Directors and its audit committee are carefully evaluating the Company's options for the appointment of independent auditors. As of the date of this Proxy Statement, the Board had not yet completed the process of selecting an independent auditor for the fiscal year ended December 31, 2002.

                               COMPANY PERFORMANCE

         Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (US) (the "Broad Index") and (b) the performance of a published industry index or peer group index, Russell 2000 (the "Industry Index"). The Company does not believe it has an industry peer group. The following graph compares the yearly percentage change in the return on the Company's Common Stock since May 26, 1999, the date on which the Company's Common Stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in the Company's Common Stock on May 26, 1999, the investment of $100 in the Broad Index and the Industry Index on May 26, 1999, and that with respect to each hypothetical investment, all dividends were reinvested.

               COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
       AMONG PRIVATE BUSINESS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX


                                    [GRAPH]


- $100 invested on 5/26/99 in stock or index - including reinvestment of dividends.
Fiscal year ending December 31.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2001, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a) except for Mr. Daily who filed two late Form 4 filings which related to 18 purchase transactions. In addition, Mr. Black filed one late Form 4 in 2002 which related to his Common Stock received in lieu of cash compensation.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2003 Annual Meeting must be received by the Company not later than December 21, 2002 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the 2003 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide such proposals to the Company no later than March 6, 2003. Any such proposals, as well as any questions relating thereto, should be directed to Michael Berman, Vice President - General Counsel, 9020 Overlook Blvd., Brentwood, Tennessee, 37027.

                                 OTHER BUSINESS

         It is not anticipated that any other business will arise during the Annual Meeting as the management of the Company has no other business to present and does not know that any other person will present any other business. However, if any other business should be presented at the meeting, the persons named in the enclosed proxy intend to take such action as will be in harmony with the policies of the management of the Company.

                                  MISCELLANEOUS

         It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

PROXY                        PRIVATE BUSINESS, INC.                        PROXY
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2002
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas L. Black, Gerard M. Hayden, Jr. or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Private Business, Inc., to be held on May 21, 2002, at 9:00 a.m. Central Daylight Time, at our corporate offices, 9020 Overlook Boulevard, Brentwood, Tennessee and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF CLASS 3 DIRECTORS

    [ ] FOR all nominees listed below                            [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary below)                     to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE
 BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
                                THE LIST BELOW.)

          Bruce R. Evans        Frank W. Brown        David B. Ingram

(2) In their discretion, on such other matters as may properly come before the meeting.

  [ ] FOR DISCRETION            [ ] AGAINST DISCRETION            [ ] ABSTAIN

(Continued on reverse side)

(Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF CLASS 3 DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:                                  , 2002
      ---------------------------------                      ------------------------------------------

Dated:                                  , 2002
      ---------------------------------                      ------------------------------------------

                                                             Signatures of stockholder(s) should correspond
                                                             exactly with the name printed hereon. Joint owners
                                                             should each sign personally. Executors,
                                                             administrators, trustees, etc., should give full
                                                             title and authority.

                             PRIVATE BUSINESS, INC.
                            9020 OVERLOOK BOULEVARD
                           BRENTWOOD, TENNESSEE 37027